                                                               EXHIBIT 99.(M)(1)


                              AMENDED AND RESTATED
                            CLASS A DISTRIBUTION PLAN
                                       OF
                           MERCURY ______________ FUND
                                       OF
                                MERCURY HW FUNDS
                             PURSUANT TO RULE 12b-1


        DISTRIBUTION PLAN made as of April 1, 1999 and amended and restated as of the 6th day of October, 2000, by and between Mercury HW Funds, a Massachusetts business trust (the "Trust"), on behalf of its series, Mercury ___________ Fund (the "Fund"), and FAM Distributors, Inc., a Delaware corporation ("FDI").

                              W I T N E S S E T H :

        WHEREAS, the Trust engages in business as an open-end investment company registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"); and

        WHEREAS, the Trustees of the Trust (the "Trustees") are authorized to establish separate series relating to separate portfolios of securities, each of which may offer separate classes of shares; and

        WHEREAS, the Trustees have established the Fund as a series of the Trust; and

        WHEREAS, FDI is a securities firm engaged in the business of selling shares of investment companies either directly to purchasers or through other securities dealers; and

        WHEREAS, the Trust proposes to enter into a Distribution Agreement with FDI, pursuant to which FDI will act as the exclusive distributor and representative of the Trust in the offer and sale of Class A shares of beneficial interest (the "Class A shares") of the Fund to the public; and

        WHEREAS, the Trust desires to adopt this Amended and Restated Class A Shares Distribution Plan (the "Plan") pursuant to Rule 12b-1 under the Investment Company Act, pursuant to which the Trust will pay an account maintenance fee to FDI with respect to the Fund's Class A shares; and

        WHEREAS, the Trustees of the Trust have determined that there is a reasonable likelihood that adoption of the Plan will benefit the Fund and its shareholders.

        NOW, THEREFORE, the Trust on behalf of the Fund hereby adopts, and FDI hereby agrees to, the terms of the Plan in accordance with Rule 12b-1 under the Investment Company Act on the following terms and conditions:

        1. The Trust shall pay FDI an account maintenance fee under the Plan at the end of each month at the annual rate of 0.25% of average daily net assets of the Fund relating to Class A shares to compensate FDI and securities firms with which FDI enters into related agreements pursuant to Paragraph 3 hereof ("Sub-Agreements") for providing account maintenance activities with respect to Class A shareholders of the Fund. Expenditures under the Plan may consist of payments to financial consultants for maintaining accounts in connection with Class A shares of the Fund and payment of expenses incurred in connection with such account maintenance activities including the costs of making services available to shareholders including assistance in connection with inquiries related to shareholder accounts.

        2. The Trust hereby authorizes FDI to enter into Sub-Agreements with certain securities firms ("Securities Firms"), including Merrill Lynch, Pierce, Fenner & Smith Incorporated, to provide compensation to such Securities Firms for activities and services of the type referred to in Paragraph 1 hereof. FDI may reallocate all or a portion of its account maintenance fee or distribution fee to such Securities Firms as compensation for the above-mentioned activities and services. Such Sub-Agreement shall provide that the Securities Firms shall provide FDI with such information as is reasonably necessary to permit FDI to comply with the reporting requirements set forth in Paragraph 3 hereof.

        3. FDI shall provide the Trust for review by the Trustees, and the Trustees shall review, at least quarterly, a written report complying with the requirements of Rule 12b-1 regarding the disbursement of the account maintenance fee and the distribution fee during such period.

        4. This Plan shall not take effect until it has been approved, together with any related agreements, by votes of a majority of both (a) the Trustees of the Trust and (b) those Trustees of the Trust who are not "interested persons" of the Trust, as defined in the Investment Company Act, and have no direct or indirect financial interest in the operation of this Plan or any agreements related to it (the "Rule 12b-1 Trustees"), cast in person at a meeting or meetings called for the purpose of voting on this Plan and such related agreements.

        5. This Plan shall continue in effect for so long as such continuance is specifically approved at least annually in the manner provided for approval of the Plan in Paragraph 4.

        6. This Plan may be terminated at any time by vote of a majority of the Rule 12b-1 Trustees, or by vote of a majority of the outstanding Class A voting securities of the Fund.

        7. This Plan may not be amended to increase materially the rate of payments provided for herein unless such amendment is approved by at least a majority, as defined in the Investment Company Act, of the outstanding Class A voting securities of the Fund, and by the Trustees of the Trust in the manner provided for in Paragraph 4 hereof, and no material amendment to the Plan shall be made unless approved in the manner provided for approval and annual renewal in Paragraph 4 hereof.

        8. While this Plan is in effect, the selection and nomination of Trustees who are not interested persons, as defined in the Investment Company Act, of the Trust shall be committed to the discretion of the Trustees who are not interested persons.

        9. The Trust shall preserve copies of this Plan and any related agreements and all reports made pursuant to Paragraph 3 hereof, for a period of not less than six years from the date of this Plan, or the agreements or such report, as the case may be, the first two years in an easily accessible place.

        IN WITNESS WHEREOF, the parties hereto have executed this Distribution Plan as of the date first above written.

                                      MERCURY HW FUNDS, on behalf of its series, MERCURY _______________ FUND




                                      By:
                                          --------------------------------------
                                             Name:
                                             Title:

                                      FAM DISTRIBUTORS, INC.



                                      By:
                                          --------------------------------------
                                             Name:
                                             Title:

                 CLASS A SHARES DISTRIBUTION PLAN SUB-AGREEMENT


        AGREEMENT made as of the 6th day of October, 2000, by and between FAM Distributors, Inc., a Delaware corporation ("FDI"), and Merrill Lynch, Pierce, Fenner & Smith Incorporated, a Delaware corporation ("Securities Firm").

                              W I T N E S S E T H :

        WHEREAS, FDI has entered into an agreement with Mercury HW Funds, a Massachusetts business trust (the "Trust"), on behalf of its series, Mercury ________ Fund (the "Fund"), pursuant to which it acts as the exclusive distributor for the sale of Class A shares of beneficial interest (the "Class A shares") of the Fund; and

        WHEREAS, FDI and the Trust have entered into an Amended and Restated Class A Shares Distribution Plan (the "Plan") pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended (the "Act"), pursuant to which FDI receives an account maintenance fee from the Trust at the annual rate of 0.25% of average daily net assets of the Fund relating to Class A shares for providing account maintenance activities and services with respect to Class A shares; and

        WHEREAS, FDI desires the Securities Firm to perform certain account maintenance activities and services, including assistance in connection with inquiries related to shareholder accounts, for the Fund's Class A shareholders and the Securities Firm is willing to perform such services;

        NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereby agree as follows:

        1. The Securities Firm shall provide account maintenance activities and services with respect to the Class A shares of the Fund and incur expenditures in connection with such activities and services of the types referred to in Paragraph 1 of the Plan.

        2. As compensation for its services performed under this Agreement, FDI shall pay the Securities Firm a fee at the end of each calendar month in an amount agreed upon by the parties hereto.

        3. The Securities Firm shall provide FDI, at least quarterly, such information as reasonably requested by FDI to enable FDI to comply with the reporting requirements of Rule 12b-1 regarding the disbursement of the fee during such period referred to in Paragraph 3 of the Plan.

        4. This Agreement shall not take effect until it has been approved by votes of a majority of both (a) the Trustees of the Trust and (b) those Trustees of the Trust who are not "interested persons" of the Trust, as defined in the Act, and have no direct or indirect financial interest in the operation of the Plan, this Agreement or any agreements related to the Plan or this Agreement

(the "Rule 12b-1 Trustees"), cast in person at a meeting or meetings called for the purpose of voting on this Agreement.

        5. This Agreement shall continue in effect for as long as such continuance is specifically approved at least annually in the manner provided for approval of the Plan in Paragraph 4.

        6. This Agreement shall automatically terminate in the event of its assignment or in the event of the termination of the Plan or any amendment to the Plan that requires such termination.

        IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

                                       FAM DISTRIBUTORS, INC.



                                       By:
                                          --------------------------------------
                                              Name:
                                              Title:


                                       MERRILL LYNCH, PIERCE, FENNER & SMITH
                                       INCORPORATED



                                       By:
                                          --------------------------------------
                                              Name:
                                              Title: